UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 22, 2014, the Board of Directors of Compass Minerals International, Inc. (the “Company”) approved the addition of an exclusive forum selection provision to the Company’s Bylaws. Pursuant to this new provision, unless the Company consents in writing to the selection of an alternative forum, the applicable state court located within the State of Delaware (including the Delaware Court of Chancery) or the federal district court for the District of Delaware will be the exclusive forum for certain claims enumerated in the new Bylaw Article X.

The Board believes that Article X is in the best interests of the stockholders because, among other reasons, there is a well-established body of precedent in Delaware and it is the same state in which the Company is incorporated.  Focusing litigation in one jurisdiction avoids unnecessary risk, uncertainty and expense from potentially concurrent multi-jurisdictional litigation. The Board expects the exclusive forum to result in a more predictable outcome in those legal actions covered by Article X and avoid unnecessary expenditure of Company resources, including money and management time and attention. Article X does not preclude any type of legal actions against the Company or its directors or officers or other employees; rather, it directs certain legal actions to a single court that is focused on and experienced with Delaware law, with the goal of securing a more efficient and effective resolution of those legal actions. Article X also preserves the flexibility of the Company to consent to the selection of an alternative forum for those legal actions.

The foregoing summary of the amendment to the Company’s Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Company’s Bylaws, as amended and restated effective December 22, 2014, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.  These Bylaws also reflect the Company’s recent adoption of a majority voting standard.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Document
3.1	Bylaws of Compass Minerals International, Inc. as amended as restated December 22, 2014, marked to show the changes resulting from the amendment reported in this Current Report on Form 8-K

3.2	Bylaws of Compass Minerals International, Inc. as amended as restated December 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 23, 2014	COMPASS MINERALS INTERNATIONAL, INC.

	By:	/s/ Matthew J. Foulston
	Name:	Matthew J. Foulston
	Its:	Chief Financial Officer